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                                                                   EXHIBIT 10.20

                              COOPERATION AGREEMENT

                                       ON

                     MONTERNET MULTIMEDIA MESSAGING SERVICES

      Party A: China Mobile Telecommunications Group Corporation.

      Party B: Beijing AirInBox Information Technologies Co., Ltd

      According to the principal of equality and mutual benefits, through friendly negotiation, both parties agree to build up a cooperation relationship with each other. In order to regulate the rights and obligations between two parties, this Agreement is established. This Agreement is effective and binding upon both parties.

      1. Cooperation Principles

      Based on the common interests and the mutual benefits, in the field of mobile data WAP services, both parties shall perform this Agreement in good faith and cooperate another party's task.

      2. Cooperation Projects

      "MMS" refers to the multimedia messaging services provided by China Mobile. Its most significant feature is its support of multimedia functions and its capacity to deliver full-functional content and information, which includes the information in multimedia format such as word, picture, voice and data.

      Party A, as the network operator, shall provide the platform for MMS and communications services, and also provide to Party B the standards for Monternet(TM) MMS service and technical standards for interfacing; Party B, as the service provider, shall develop and provide application content services in accordance with the standards provided by Party A. Party B may connect to Party A's MMS platform to provide MMS service, subject to Party A's testing and approval.

      3. Obligation

      (1). Party A's obligation

      (a) Party A shall take advantage of the media, eg. TV advertisement and posters etc. it controls to promote and advertise the main site of Monternet so as to absorb the consumer to log on this site.

      (b) Party A shall provide Party B with the Monternet MMS services criteria and the technical interface standards to insure Party B may successfully connect to the main site of Monternet.

      (c) Upon the requirement from Party B, Party A shall provide the necessary

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training for Party B.

      (d) Considering the MMSC system firewall of Party A and the interface of Party B as the boundary, Party A shall be responsible for all the equipment's maintenance at its side and insure the daily services of these equipment.

      (e) Party A shall be responsible for the daily maintenance of the MMS network platform and the equipment technical troubles caused by Party A to insure the appliance services can run normally.

      (f) Party A shall provide the network interface services for Party B without any charges, and assist Party B to connect the application services with the MMS network platform.

      (g) Party B shall be responsible to establish the criteria and standards for the MMS operation, notice Party B the criteria and standards entirely and without diverges, and furnish a reasonable period to Party B to realize these criteria and standards.

      (h) For the services provided by Party B at the MMS network platform, Party A shall collect fees from its customers for their use of Party B's services pursuant to the pricing information provided by Party B and confirmed by Party A, and settle the fee with Party B pursuant to relevant provisions under Section 6 of this Agreement.

      (i) Party A shall be responsible to provide the consultant and customers services, to treat the customers' complaints, and shall immediately solve the problems caused by Party A with regard to the network, the operation platform, and charging problems, meanwhile, Party A shall notice the relevant situations to Party B to request Party B to treat it as soon as possible if the problems are caused by Party B.

      (2) Party B's obligation

      (a) Party B shall be subject to the cooperation requirements and obligations specified in Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook, which forms an attachment to this Agreement.

      (b) Party B shall use all kinds of promotional media (including WEB site, WAP site, plane media and TV) to promote MMS service. Party B shall secure prior consent from Party A before Party B uses Party A's name and business mark in promotion of Monternet(TM) MMS service; without prior written consent of Party A, Party B shall not use the name of "China Mobile" or "Monternet(TM)" to conduct promotional activity unrelated to Monternet(TM) in any media.

      (c) Party B shall be responsible to provide application server, application software, information source, special line for application data and other necessary equipment to the satisfactory of Party A on the basis of the parties' cooperation project.

      (d) Party B shall provide active collaboration in Party A's testing of connection point, and undertake to provide MMS service in accordance with MMS network platform business standards and connection point technical standards provided by

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Party A.

      (e) Using the connection point of Party A's MMSC system firewall with Party B as the boundary, Party B shall be responsible for the maintenance of all equipment on its own side, and to ensure smooth operation of such equipment.

     (f) Party B shall immediately address the breakdown of application service caused by itself, and take practical measures to prevent re-occurrence of such breakdown. Party B shall be liable for any economic losses incurred by Party A or the customer of Party A's MMS service caused by Party B.

     (g) Party B shall negotiate and handle commercial arrangement with direct providers of the application contents (such as the owner of image or music copyright). Party B shall ensure the compliance of its information and service with applicable state policies and regulations, cause no harm to consumers' interest or infringe any intellectual property rights or relevant interest of any third party. Party B shall be solely liable for the litigation thus incurred.

     (h) Party B shall not unilaterally provide other services not confirmed by Party A to Party A's customers without Party A's prior written consent.

     (i) Party B shall not provide to any other telecommunications service operator the same content with those provided to Party A without regard to the transmission means of the application service; otherwise, Party A may terminate the application services provided by Party B on Party A's MMS & network platform and cease making fee payments to Party B.

     (j) Party B shall provide Party A with all clear and indiscriminate information required for fee calculation for the services provided by Party B, and shall assume all economic and legal liabilities related thereto.

     (k) Party B shall provide Party A with all statistical information relating to the consumption of Party B's MMS services by Party A's customers.

      4. Rights of Parties

      (1) Rights of Party A

      (a) Party A shall be entitled to review or entrust qualified institution to review the information provided by Party B and the content of Party B's application services.

      (b) Party A shall be entitled to refuse to transmit any information which contravenes to state directives, regulations and policies and other contents that Party A deems inappropriate, and demand compensation from Party B for any adverse impact on Party A's business and reputation.

      (c) Party A shall be entitled to demand Party B to amend, modify and delete those contents which Party A deems necessary to do so.

      (d) Party A shall be entitled to formulate targets for the application services provided by Party B, and evaluate Party B's performance in accordance with such

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targets. The evaluation methods are detailed in the attachment to this Agreement
- Chapter 9 of the Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook.

      (e) Party A shall be entitled to give guidance and supervision of the pricing policy of Party B's service.

      (f) Party A shall be entitled to reasonable revenue. (See Section 6 of this Agreement for detailed revenue sharing).

      (2) Rights of Party B

      (a) Party B shall be entitled to determine the pricing of its services under Party A's guidance.

      (b) Party B shall be entitled to obtain statistical data regarding customer visits to the Party B's information and application service contents through the network platform.

      (c) Without Party B's consent or written authorization, Party A shall not transfer, release or resell any information products provided by Party B to any third party unrelated to this Agreement by any means.

      (d) Party B shall be entitled to a reasonable share of the business revenue. See Section 6 of this Agreement for detailed revenue sharing.

      (e) In case of significant discrepancy between the statistics of Party A and Party B, Party B may require Party A to provide detailed phone bills for verification, the details of which are set forth in Chapter 6 of the Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook.

      5. Confidentiality

     (1) For purpose of this Agreement, "Proprietary Information" means any information obtained by one party from the other party ("DISCLOSING PARTY") during their cooperation which is developed, created or discovered by the Disclosing Party, or be available to or transferred to the Disclosing Party that are commercially valuable to the Disclosing Party's business. Proprietary Information includes without limitation trade secrets, computer program, design technology, idea, know-how, technique, data, business and product development plan, customer's information and other information related to the business of the Disclosing Party, or confidential information obtained by the Disclosing Party from others. The Parties acknowledge that the Disclosing Party shall own Proprietary Information, and such Proprietary Information is of significant importance to such Disclosing Party. The cooperation relationship between the Parties hereto has generated the relationship of confidence and trust related to Proprietary Information between the parties hereto.

     (2) Without prior written consent of the Disclosing Party, the other party shall


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keep any of Proprietary Information in confidence and may not use or disclose to any person or entity such Proprietary Information, except for normal performance of the obligations provided hereunder.

      (3) Both Parties shall bear non-disclosure responsibility for this cooperation and the details of this Agreement. Without the prior written consent of the other party, either party shall not disclose such cooperation and details of this Agreement to any third party.

      6. Revenue Sharing and Fee Settlement

      (1) Party A and Party B cooperate to provide MMS service to Party A's customers, and both parties are entitled to reasonable revenue.

      (2) Telecommunications fee generated by use of Party A's network resources to access Party B's services shall be solely owned by Party A.

      (3) Party A shall, on behalf of Party B, collect service fee from its customers accordingly for their use of Party B's services charge from such service.

      (4) Party A shall figure out the information fee receivable from its customers for use of Party B's services, 15% of which shall be taken by Party A, while the remaining 85% shall be paid to Party B.

      (5) The basis of settlement: Monternet service fee bill shall be the basis of settlement.

      (6) Party B may, pursuant to the fee settlement bill issued by Party A, conduct fee settlement with Party A's local subsidiary without entering into separate agreement with Party A's local provincial subsidiary.

      (7) Settlement period: China Mobile settles with Party B monthly.

      (8) Fee calculation standards and settlement process are described in Chapter 6 of Monternet(TM) SP Cooperation Administrative Measures, MMS Business Handbook.

      (9) Party A and Party B shall pay taxes arising out of the MMS service revenue respectively.

      (10) Party B shall provide Party A with its accurate bank account and related information:

Name of Beneficiary: Beijing AirInBox Information Technologies Co.,Ltd

Opening Bank: Xin Jie Kou Branch, Industrial and Business Bank of China

Account No.:0200001309006796982



      7. Liability for Breach
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      (1) If any party's breach of this Agreement causes this Agreement unenforceable, the non-breaching party shall be entitled to terminate this Agreement and require compensation for any losses thus incurred.

      (2) If any party's breach causes adverse social impact or economic losses on the other party, the non-breach party shall be entitled to hold the breaching party liable and demand corresponding economic compensation, or even terminate this Agreement.

      8. Disputes Settlement

      (1) If any dispute arises relating the performance of this Agreement, the parties shall settle it through friendly consultation;

      (2) If the consultation fails to resolve the dispute, either party may file to the Beijing Arbitration Commission upon its arbitration rule. The award of the arbitration shall be final and with binding force upon both parties.

      9. Term of This Agreement

      (1) This Agreement shall become effective as of the date of its execution and be effective for one year.

      (2) The term of this Agreement may be automatically renewable for another year unless otherwise terminated by one party giving a written notice to the other party at least one month prior to its expiration.

      (3) This Agreement may be automatically terminated upon agreement by both parties during the term of this Agreement.

      (4) If the occurrence of any force majeure events makes it impossible to continue performance of this Agreement, this Agreement may be automatically terminated upon settlement of all outstanding bills by both parties.

      (5) If the occurrence of a certain event makes it impossible for one party to continue performance of this Agreement, and if such event is foreseeable, such party shall notify such event to the other party within five working days after its reasonable forecast of such event, and cooperate with the other party to complete all outstanding matters. If such party fails to notify the other party of such event and thus make the other party suffer losses, such party shall indemnify the other party correspondingly.

      10. Miscellaneous

      (1) Attachment to this Agreement, Monternet(TM). SP Cooperation Administrative Measures, MMS Business Handbook, has the same legal effect with this Agreement.
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     (2) Any outstanding matter shall be addressed by both parties through friendly negotiation.

     (3) If any dispute arises relating the content or performance of this Agreement, the parties shall settle it through friendly consultation; if the consultation fails to resolve the dispute, either party may bring lawsuit before a Chinese court with due jurisdiction.

     (4) This Agreement is made in duplicate and each party shall hold one copy. Each copy shall have the same legal effect.







Party A: China Mobile Telecommunications Group Corporation.

Authorized Agent: (signature)

Date: /s/ Ye Bing







Party B: Beijing AirInBox Information Technologies Co., Ltd

Authorized Agent: (signature)

Date: /s/ Yunfan Zhou